EXHIBIT 16 TO FORM 8-K



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Price Waterhouse LLP





June 24, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:               The Pantry, Inc.

Dear Ladies and Gentlemen:

         We have read Item 4 of the Form 8-K of The Pantry,  Inc.
dated June 19, 1996 and are in agreement with the statements contained therein except that we make no comment regarding the statement attributable to the engagement of Deloitte & Touche LLP.

Yours very truly,

/s/ Price Waterhouse LLP

Price Waterhouse LLP













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